Software Development & Technical Services Agreement
                  Between Anonymous Data Corporation and
                         Dimensia Technologies LLC

THIS AGREEMENT (the Master TSA") is made as of the 11th day of January, 1999 (the Effective Date"), by and between Dimensia Technologies LLC; a Washington State Limited Liability Company (WIDTH), and Anonymous Data Corporation, a Nevada Corporation (ADC).

DT and ADC agree as follows:

1. Software Development & Enhancement Projects. This section serves as an overriding framework to all fixed paced and pre quoted software development and enhancement projects which DT and ADC may enter into over the term of this Master TSA. Each project will be agreed to in writing in the form of a Project Agreement and will refer to this Master TSA. Detailed project specifications, deliverables and timelines will be stipulated in the Project Agreement and the projects will progress as put forth below.

     (a) The Project Agreement must refer to software requirements specifications ("Project Specs) possibly containing visual layouts, functional, interface and other requirements. The Project Specs will be used by ADC to gauge its acceptance of the project, as discussed below.

     (b)  The   Project   Agreement  must  include  agreed   upon   prices,
          deliverables and timeline ("Project Timeline").

     (c) Any changes to the Project Specs must be agreed to in writing in the form of Spec Change Request. ADC may be charged for Spec Change Requests as negotiated on a case by cave basis.

          If changes to the Project Spec drastically change the nature or scope of the project or if agreement on charges for changes to Project Specs cannot be agreed upon, DT and/or ADC may dissolve the project. Upon project dissolution, DT will not be obligated to continue work Award project completion and any amounts owed to DT for work completed shall still be due.

          DT reserves the right to adjust the Project Timeline to reflect effects of a Spec Change Request.

     (d) ADC may not release, distribute or allow non-test related use of any Project Software until Acceptance of the Project Software. Accepting a project in writing ("Acceptances) is defined as acknowledging the fact that the module(s) which embody the Project Specs ("Project Software") is(are) operating in a manner which is consistent with such Project Specs and does(do) not contain any known functional deficiencies.

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          DT  will  not  be  liable for any financial losses  or  hardships incurred due to the use of the Project Software prior go ADC's Acceptance of the Project Software.

     (e) Any functional deficiencies discovered before Acceptance will be remedied by DT at no charge to ADC.

          DT will not be held responsible for repairing functional deficiencies once ADC has completed Acceptance of the Project Software; however, DT will repair these deficiencies based on subsequent maintenance agreements between DT and ADC or based on time charges billed at the hourly consulting & contract rates outlined in Subsection 2(b).

     (f) DT will be relieved of any and all Inability for the development and/or enhancement projects completed under the Project Agreement once the respective projects have passed through Acceptance with ADC.

     (g) ADC must progress through the Acceptance phase of a project if all requirements of the Project Spec are fulfilled.

     (h) DT open engages in enhancement projects on its clients' pre-existing soft care systems. In the course of such enhancements, DT open discovers pre-existing functional deficiencies in its clients' software. The time spent remedying pre-existing functional deficiencies in ADC's pre-existing software will be billed for at the hourly consulting & contract rates outlined in Subsection 2(b), except for such pre-existing software developed for ADC by DT which is covered under a DT/ADC maintenance agreement.

     (i) DT will provide ADC with all files created for implementation of the project ("Source Code") and any available technical documentation within 30 days of when final payment for the project has been received, as outlined in Section 3.

     (j) ADC understands that project development will be out-sourced to DT and that DT's presence on she at ADC's place of business is purely at the discretion of DT. Any requirement for on site presence of DT staff may be billed for at the hourly consuming & contract rates as outlined in Section 2. Alternatively, the on site requirement may be included in the fixed price quote for Me project.

     2. ConsuIting & Contracting Relationship. Non fixed puce projects and other piece work required of DT outside of projects which fall into the framework provided for in Section 1 of this Master TSA will be handled under the terms of this Section 2.

          (a) ADC understands Mat any consulting or contract work may be executed off of ADC's site and that DT's presence on ADC's site is to be determined by jointly between DT and ADC in competing the consulting task.

          (b)  Hourly rates for DT services will be as follows:

                    Analysis & Consulting     $125
                    Design                    $125
                    Development               $100
                    Operational / Implementation $80

               The   categorization  of  any  services  rendered  into  the
               categories stated above will be made solely by DT.

               The scope of consulting work may be outlined in a sub-contract and assigned a fixed price based upon the rates outlined above; however, DT's consulting services nay be called upon by ADC on an as needed basis. ADC will be made acre when consulting charges will apply to work requested.

          (c) Travel accommodations, lodging, ground transport and time for travel on projects requiring such will be handled on a case by case basis.

               Reduced rates or fixed prices for extended consulting and/or contract projects may be negotiated on a case by case basis.

          (d) ADC understands that its systems are complex and that during consultation visits and/or support calls DT will use its expertise to bring about the safest and most expedient solution to a given situation, but that DT's liability for financial losses or hardships caused by DT's actions during those consultation visits and/or support calls will be limited to Be amounts paid to DT for me consultation visits and/or support calls in question.

          (e) The terms of this Master TSA will remain in effect until a written termination is signed by both parties. The rates as stated in Subsection 2(b) will remain in effect until one year from the Effective Date at which time those rates may be renegotiated between ADC and DT.
     3. Billing and Payment. The billing scheduling stated here shall be effective over all projects unless other arrangements have been agreed to in writing by DT and ADC on a project only basis.

          50% of the fee for foxed price projects will be invoiced upon agreement of the Project Specs. The next 30% will be invoiced upon project submission to ADC. The final 20% will be invoiced upon ADC's Acceptance of the project. Hourly projects and consulting charges will be billed when incurred. Invoices must be paid within 30 days of the invoice date, or finance charges of 1.5% per month will be assessed. These finance charges will be retroactive to the invoice date.

          Payment should be made out to Dimensia Technologies LLC and should be mailed to DT at the address specified in Subsection 8(a), below, unless other provisions are agreed to between DT and ADC.

     4. Equipment and Supplies. ADC shall, at its own expense, provide all facilities and equipment required for ADC's use of the Project Software.

     5. Proprietary Rights. DT acknowledges that ADC shall retain full rights to use, enhance and modify the Project Software in any way ADC deems fit for its operations. Furthermore, ADC shall have the right to sell, lease or lend the Project Software, in part or in whole, in its binary executable or source code format, to any external entity.

          ADC acknowledges that DT shall retain the right to utilize any part of the source code which comprises the Project Software for incorporation into DT's software source code libraries and possible utilization in other DT software development projects and/or products.

          ADC also acknowledges that with ADC's written permission provided on a case by case basis, DT shall also have the right to sell, lease or lend the Project Software, in part or in whole, in its binary executable or source code format, to any external entity which is not in the medical industry.

     6. Excise & Sales Tax. Where sales or excise tax may be applicable. ADC may be billed for such taxes in addition to charges for services rendered by DT.

     7. Confidentiality, ADC and DT agree that neither party will disclose, duplicate, copy or use any material information which has or will come into the possession of each in connection with this Master TSA for any purpose other than for the performance of this Master TSA and shall treat as confidential and proprietary to each other any information which relates to the others party a research, development, trade secrets and business affairs provided however, that the obligation to treat such information which: (a) is or becomes publicly available, (b) Is in the disclosing party s possession on the Effective Date, provided that it shall not have been obtained from the other party, (c) is developed by the disclosing party outside the scope of any agreement with the other party. (d) is lawfully and in good faith obtained by the disclosing party from a Bird party who did not derive it from the other party, or (e) is required to be disclosed by a court or other governmental authority after reasonable notice is given to the other party. The parties hereby acknowledge that the burden of proving the exceptions set forth in Subsections 7(a) through 7(e), above, rests with the disclosing party. Any material information as pertained to herein may be disclosed by ADC to Be extent necessary to retain alternative services required to complete a project which has not been completed by DT to a level worthy of Acceptance.

     8.   General Provisions.

          (a) Notices All notices and other communications herein provided for shall be sent by overnight air courier, service fee prepaid, or certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses set forth below until such time as either party shall give the other notice of change of address:

                    If to DT, addressed to:

                         Dimensia Technologies LLC
                         c/o Dimensia, Inc.
                         2800 Woodlawn Drive, Suite 266
                         Honolulu, HI 96822

                         Attention: Legal

                    If to ADC, addressed to:

                         Anonymous Data Corporation
                         clo Laser Barcode Solutions
                         2800 Woodlawn Drive, Suite 160
                         Honolulu, HI 96822

                         Attention: Tom Yokoyama

          (b) Governing Law. This Master TSA and its performance shall be governed by and construed in accordance with the laws of the State of Washington.

          (c) Partial Invalidity. In the event any term or provision of the Master TSA shall, for any reason, be held to any extent to be invalid, void, illegal or unenforceable in any respect by a court of competent jurisdiction, or in the event that the application of any term or provision of this Master TSA to any person or circumstance shall, for any reason, be held to any extent to be invalid, void, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, voidability or unenforceability shall not affect any other terms or provisions of this Master TSA, and this boaster TSA shall be construed and enforced as if such invalid, void, illegal or unenforceable terms or provisions had never been a part of this Master TSA.

          (d) Assignment. This Master TSA is not assignable by ADC by operation of law or otherwise, except with DT's prior written consent in the case of a merger of ADC with another business entity which assumes ADC's obligations hereunder, provided that DT may withhold its consent if, in its sole judgment, the proposed assignee does not have adequate creditworthiness and/or business integrity. Reciprocally, this Master TSA is not assignable by DT by operation of law or otherwise, except with ADC's prior written consent in the case of a merger of DT with another business entity which assumes DT's obligations hereunder, provided that ADC may withhold its consent if, in its sole judgment, the proposed assignee does not have adequate creditworthiness and/or business integrity.

          (e) Arbitration. The parties shall attempt to settle amicably all disputes arising out of or in connection with this Master TSA, including the interpretation or chimed breach of this Master TSA. The parties agree that any dispute arising hereunder shall be submitted to binding arbitration In the State of Washington in accordance with the rules and procedures of the American Arbitration Association, before a single arbitrator who shall be reasonably familiar with the computer software industry. Judgment upon any award made in such arbitration may be entered and enforced in any court having Jurisdiction thereof.

          (f) Non-use of Names. ADC shall not use the name "Dimensia", nor adaptation thereof, in any advertising, promotion, or sales literature without prior written consent obtained from DT. DT shall not use the name "Laser Bar Code Solutions" and/or "Anonymous Data Corroboration", nor adaptation thereof, in any advertising, promotion, or sales literature without prior written consent obtained from ADC

               The only exception to the prior being that ADC or DT may use the name of the other party in a simple listing of clients and/or providers.

          (g) Force Majeure. Neither party shall be liable for any delays or failures in its performance of its non-monetary obligations hereunder, to the extent such delays or failures are caused by any contingency beyond its reasonable control, including but not limited to acts of God, war, civil commotion, strikes, lockouts, fires, accidents, incidents, floods, restraining orders or decrees of any court. In such an event, the party unable to perform shall promptly notify the over party, and the performance of any obligations affected by the contingency shall be suspended for only as long as such contingency exists and all other obligations not affected by such contingency shall remain in Hill force. This force majeure provision shall not apply to monetary obligations.

          (h) Entire Master TSA. This Master TSA, the Exhibits hereto, and any Project Specs agreed to in writing by the parties hereunder shall contain the entire and only agreements of the parties hereto reopening the matters herein set forth and shall supersede or incorporate all prior agreements and understandings between the pares regarding the matters hereby contemplated. This Master TSA may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions herein contained be binding, unless in writing duly executed by the party against whom the same is sought to be enforced, nor shall the provisions of this Subsection 8(f) itself be waived orally.

               Nothing contained In this Master TSA, whether expressed or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Master TSA, nor is anything in this Master TSA intended to relieve or discharge the liability of any other entity to any party hereto, nor shall any provision hereof give any entity any right of subrogation or action against any party.



          (g)  Counterparts.   This   Master  TSA  may   be   executed   in
               counterparts, each of which shall be deemed to be an original regardless of the date of its execution and delivery All of the counterparts together shall constitute one and the same document, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the origins or the same counterparts. For all purposes, including, without limitation, delivery of this Master TSA, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded an the remaining pages assembled as one document. The parties further agree that facsimile signatures on this Master TSA, any addenda, and/or other documents related to this Master TSA shall be fully binding and effective for all purposes. The parses further agree that they will promptly deliver the originals of the facsimile signature to the other party by return express mail.


IN WITNESS WHEREOF, Me parties have caused this Master TSA to be executed by their respective representatives as of the Effective Date, and each party acknowledges having received a signed copy of this Master TSA.

Anonymous Data Corporation              Dimensia Technologies LLC

/s/ Tom Yokoyama                        /s/ Kevin Horio
Tom Yokoyama,                      Kevin Horio
Its President & CEO                Managing Director of Dimensia, Inc.
                                   DT's Managing Member